Centennial Money Market Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule

1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


           Date                      Daily Accrual Per Share (in $)

         06/24/97                            .0001383
         06/25/97                            .0001378
         06/26/97                            .0001372
         06/27/97                            .0001386
         06/28/97                            .0001386
         06/29/97                            .0001386
         06/30/97                            .0001376
                                             --------

         Seven Day
           Total:                            .0009667


     Current Yield:    $0.0009667/7 x 365 = 5.04%


                             365/7
     Effective Yield: (.0009667 + 1) - 1  = 5.17%